Exhibit 99.1

Kura Oncology Reports First Quarter 2017 Operational and Financial Results

Management to host webcast and conference call today at 4:30 p.m. EDT

LA JOLLA, Calif., May 15, 2017 – Kura Oncology, Inc., (NASDAQ:KURA) a clinical stage biopharmaceutical company focused on the development of precision medicines for oncology, today reported first quarter 2017 financial results and provided a corporate update.

“We remain focused on operational execution, delivering on our portfolio and key milestones,” said Troy Wilson, Ph.D., J.D., President and CEO of Kura Oncology. “With tipifarnib, we are working to build upon the encouraging clinical activity we observed in our Phase 2 trial in HRAS mutant squamous cell head and neck cancers. We are also seeking to validate the potential novel biomarkers we identified in our Phase 2 trial in patients with PTCL, which we believe are associated with the initial activity we observed. We recently advanced KO-947, our second product candidate, into clinical testing, and we believe its profile and a substantial body of preclinical data make it a compelling therapeutic candidate. I’m pleased with our progress to advance multiple targeted programs aimed at addressing the urgent needs of cancer patients facing a poor prognosis and limited treatment options.”

Recent Operational Highlights

•

First patient dosed in Phase 1 trial of KO-947 – In April, Kura began clinical testing of KO-947 as a potential treatment for cancers in which the mitogen activated protein kinase (MAPK) pathway is dysregulated. The trial design includes a dose escalation, maximum tolerated dose expansion and one or more tumor-specific extension cohorts.

•

Composition of matter patent issued for KO-947 – In April, the U.S. Patent and Trademark Office issued a patent that covers KO-947, a drug candidate targeting extracellular-signal-regulated kinases (ERK), and structurally-related compounds, as well as methods of using the compounds for the treatment of diseases including cancer.

•

Preclinical data presentation for KO-947 at AACR – In April, Kura presented preclinical data for KO-947 at the American Association for Cancer Research (AACR) Annual Meeting 2017. The data showed that KO-947 demonstrated prolonged inhibition of the MAPK pathway and durable tumor regression was observed in preclinical cell line and patient-derived xenograft models, including KRAS- and BRAF-mutant adenocarcinomas and squamous cell carcinomas lacking BRAF/RAS mutations.

•

Preclinical data presentation for KO-539 at AACR – In April, Kura presented preclinical data for KO-539, its development candidate targeting the menin-MLL interaction. The data showed that KO-539 demonstrated robust, sustained tumor regressions in multiple aggressive models of MLL-rearranged leukemias that correlated with modulation of target gene expression.

Upcoming Potential Milestones and Expectations for Clinical and Preclinical Programs

•

A trial-in-progress poster presentation for the Phase 2 trial of tipifarnib in HRAS mutant squamous cell carcinomas of the head and neck (SCCHN), including supporting rationale from patient-derived xenograft models at the ASCO Annual Meeting on June 2-6, 2017.

•

Poster presentation with data from the first and second stages of the Phase 2 trial of tipifarnib in peripheral T-cell lymphomas (PTCL) and associated biomarkers at the European Hematology Association (EHA) conference on June 22-25, 2017.

•	Additional data from the Phase 2 trial of tipifarnib in HRAS mutant SCCHN in the second half of 2017.
•	Additional preclinical and clinical data for tipifarnib in PTCL, in the second half of 2017.
•	Data from the Phase 2 tipifarnib trials in lower risk myelodysplastic syndromes (MDS) and in chronic myelomonocytic leukemia (CMML) in the first half of 2018.
•	Data from KO-947 Phase 1 in 2018.

Financial Results for the First Quarter 2017

•

Cash, cash equivalents and short-term investments totaled $59.2 million as of March 31, 2017, compared with $67.8 million as of December 31, 2016. Management expects that current cash, cash equivalents and short-term investments will be sufficient to fund current operations into the second half of 2018.

•	Research and development expenses for the first quarter of 2017 were $5.5 million, compared to $4.6 million for the first quarter of 2016.
•	General and administrative expenses for the first quarter of 2017 were $2.1 million, compared to $2.4 million for the first quarter of 2016.
•	Net loss for the first quarter of 2017 was $7.5 million, or $0.39 per share, compared to a net loss of $6.6 million, or $0.36 per share, for the first quarter of 2016.

Conference Call and Webcast

Kura’s management will host a webcast and conference call regarding this announcement at 1:30 p.m. PDT/4:30 p.m. EDT today. The live call may be accessed by dialing (877) 516-3514 for domestic callers and (281) 973-6129 for international callers and using conference ID # 14001186. A live webcast of the call will be available from the investor relations section of the company website at www.kuraoncology.com, and will be archived there for 30 days. A telephone replay of the call will be available by dialing (855) 859-2056 for domestic callers, or (404) 537-3406 for international callers, and entering the conference ID # 14001186.

About Kura Oncology

Kura Oncology is a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer. The company’s pipeline consists of small molecule drug candidates that target cancer signaling pathways where there is a strong scientific and clinical rationale to improve outcomes by identifying those patients most likely to benefit from treatment. Kura Oncology’s lead drug candidate is tipifarnib, a farnesyl transferase inhibitor, which is currently being studied in multiple Phase 2 clinical trials. Kura’s pipeline also includes KO-947, an ERK inhibitor, currently in a Phase 1 trial, and KO-539, an inhibitor of the menin-MLL protein-protein interaction, currently in preclinical testing. For additional information about Kura Oncology, please visit the company’s website at www.kuraoncology.com.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and therapeutic potential of Kura Oncology’s product candidates and compounds, including tipifarnib, KO-947 and KO-539, progress and expected timing of Kura Oncology’s drug development programs and clinical trials, plans regarding regulatory filings and future research and clinical trials, the strength of Kura Oncology’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appeared promising in early research or clinical trials do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Kura Oncology may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "promise, " "potential," "expects," "plans," "anticipates," "intends," "continues," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company's periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Kura Oncology assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

KURA ONCOLOGY, INC.
Statements of Operations Data
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Operating Expenses:
Research and development	$5,513	$4,649
General and administrative	2,140	2,391
Total operating expenses	7,653	7,040
Other income, net	120	414
Net loss	$(7,533)	$(6,626)
Net loss per share, basic and diluted	$(0.39)	$(0.36)
Weighted average number of shares used in computing net loss per share, basic and diluted	19,464	18,245

KURA ONCOLOGY, INC.
Balance Sheet Data
(unaudited)
(in thousands)

	March 31,	December 31,
	2017	2016
Cash, cash equivalents and short-term investments	$59,153	$67,790
Working capital	56,512	63,359
Total assets	61,919	69,821
Long-term liabilities	7,562	7,494
Accumulated deficit	(61,389)	(53,856)
Stockholders’ equity	50,241	56,876

CONTACT INFORMATION

INVESTOR CONTACT:

Robert H. Uhl

Managing Director

Westwicke Partners, LLC

(858) 356-5932

robert.uhl@westwicke.com

CORPORATE COMMUNICATIONS CONTACT:

Mark Corbae

Vice President

Canale Communications

(619) 849-5375

mark@canalecomm.com